UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 12, 2026 (June 8, 2026)

Cuentas, Inc.

(Exact name of registrant as specified in its charter)

Florida	001-39973	20-3537265
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

235 Lincoln Rd., Suite 210

Miami Beach, FL

(Address of principal executive offices)

33139

(Zip Code)

305-537-6832

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act:

Common Stock, $0.001 par value

Warrants, each exercisable for one share of Common Stock

(Title of class)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CUEN	OTCQB
Warrants, each exercisable for one share of Common Stock	CUENW	OTCQB

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Eric Kilinsky as Interim Chief Financial Officer

On June 8, 2026, the Board of Directors (the “Board”) of Cuentas, Inc. (the “Company”) appointed Eric Kilinsky as the Company’s Interim Chief Financial Officer, effective June 8, 2026. In this capacity, Mr. Kilinsky will serve as the Company’s principal financial officer and principal accounting officer. In his role, Mr. Kilinsky will provide financial oversight, public company reporting support, SEC filing support, audit coordination, accounting oversight, capitalization table oversight, KPI reporting, budgeting and forecasting support, and financial analysis for the Company.

Mr. Kilinsky has served as the Chief Executive Officer and Fractional Chief Financial Officer of Quality Financial Services LLC, a financial advisory and accounting firm he founded that provides outsourced chief financial officer, financial reporting, compliance, tax, and operational accounting services to private and public companies across multiple industries, since 2020. In that capacity, he has supported financial reporting and compliance initiatives for more than ten public companies and has built and structured accounting departments and finance teams for numerous organizations. From 2015 to 2020, Mr. Kilinsky served as Controller of Wonder Jewelers, a multi-location jewelry business, where he oversaw daily accounting operations, month-end close, and financial reporting. From 2014 to 2015, he served as a Tax Analyst at B. Riley Financial. Mr. Kilinsky received a Bachelor of Science in Accounting & Finance from Susquehanna University in 2014.

In connection with his appointment as Interim Chief Financial Officer, the Company and Mr. Kilinsky agreed to the following compensation arrangement: a fixed monthly fee of Four Thousand Dollars (USD $4,000) together with reimbursement for all reasonable and necessary out-of-pocket expenses reasonably necessary for the provision of the Services. Mr. Kilinsky’s service as Interim Chief Financial Officer may be terminated by either party in accordance with the terms of his engagement.

There are no family relationships between Mr. Kilinsky and any director or executive officer of the Company. There are no transactions, and no proposed transactions, between Mr. Kilinsky and the Company that would be required to be reported under Item 404(a) of Regulation S-K. There is no arrangement or understanding between Mr. Kilinsky and any other person pursuant to which he was appointed as Interim Chief Financial Officer.

Transition of Ofek Haim Suchard to Chief Artificial Intelligence Officer

In connection with the appointment of Mr. Kilinsky, on June 8, 2026, the Company appointed Ofek Haim Suchard, who had been serving as the Company’s Interim Chief Financial Officer, as the Company’s Chief Artificial Intelligence Officer, effective June 8, 2026. Mr. Suchard holds a degree in mechanical engineering and brings a background in software development to his leadership of the Company’s artificial intelligence initiatives. As a result of Mr. Kilinsky’s appointment, Mr. Suchard ceased to serve as the Company’s Interim Chief Financial Officer, principal financial officer, and principal accounting officer, effective June 8, 2026. Mr. Suchard’s transition to Chief Artificial Intelligence Officer did not result from any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. All prior disclosures and compensation regarding Mr. Suchard remain unchanged.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release issued June 12, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUENTAS INC.

Date: June 12, 2026	By:	/s/ Shalom Arik Maimon
Shalom Arik Maimon
Chief Executive Officer

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